SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 12 or 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: March 31, 1998


                          LEE ENTERPRISES, INCORPORATED
              -----------------------------------------------------
             (exact name of registrant as specified in its charter)


  Delaware                    1-6227                    42-0823980
------------                -----------            -------------------
(State of other             (Commission               (IRS Employer
jurisdiction of             file number)           Identification No.)
incorporation)



215 N. Main Street, Davenport, IA                    52801-1924
---------------------------------------              ----------
(address of principal executive offices)             ZIP Code


                                 (319) 383-2100
               ---------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

         On March 31, 1998 the Company issued Senior Notes to 14 insurance companies in a private placement of $185,000,000 of long-term debt under the terms of a Note Purchase Agreement dated as of March 15, 1998. The weighted average interest rate of the Senior Notes is 6.37% due in varying amounts from 2005 through 2015. The Note Purchase Agreement contains covenants that are not expected to be restrictive to operations or stockholder dividends. The proceeds from the Senior Notes were used to repay $175,000,000 of short-term borrowings, associated with the Pacific Northwest Publishing Group acquisition and for other general corporate purposes, under a $200,000,000 Credit Agreement dated as of September 4, 1997 with Bank of America National Trust and Savings Association and other participating banks. The Company's line-of-credit under this Credit Agreement has been reduced to $50,000,000.



Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of the business acquired.

     None.

(b) Pro Forma Financial Information of Lee Enterprises, Incorporated and subsidiaries.

     None.

(c)  Exhibits

(99) Note Purchase Agreement by and among Lee Enterprises, Incorporated and the Purchasers named therein dated as of March 15, 1998.






                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              LEE ENTERPRISES, INCORPORATED


                                              By: /s/ G. Chris Wahlig
                                                  ------------------------------
                                                  G. Chris Wahlig
                                                  Vice President - Finance and
                                                  Chief Accounting Officer

                                              Dated: April 23, 1998